EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-1) and to the incorporation by reference therein of our report dated March 30, 2017, with respect to the consolidated financial statements of Rosetta Genomics Ltd. and its subsidiaries for the year ended December 31, 2016, included in its Report on Form 20-F, filed with the Securities and Exchange Commission on March 30, 2017.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 25, 2017	A Member of Ernst & Young Global